EXHIBIT A-4
Cleco Midstream Resources LLC
Consolidating Balance Sheet
At December 31, 2001
(Unaudited)

	Cleco Midstream Resources	Cleco Business Development	Cleco Marketing & Trading	Cleco Evangeline	Cleco Generation Services	Cleco Energy	Acadia Power Holdings	Perryville Energy Holdings	Total Eliminations	Cleco Midstream Consolidated

Assets
Current assets
Cash and cash equivalents	$ -	$ -	$ -	$ 1	$ -	$ 233	$ -	$ -	$ -	$ 234
Customer accounts receivable	248	-	18,913	3,453	-	1,705	-	-	-	24,319
Customer receivable intercompany	3,736	1	349	-	190	-	-	-	(4,276)	-
Other accounts receivable	12	-	(94)	42	900	11	5,275	-	-	6,146
Notes receivable	-	-	-	-	-	1	-	-	-	1
Notes receivable intercompany	-	-	-	-	-	-	-	-	-	-
Total unbilled revenues	-	-	-	127	-	2,934	-	-	-	3,061
Fuel inventory	-	-	-	-	-	-	-	-	-	-
Materials inventory	-	-	-	1,929	-	-	-	-	-	1,929
Risk management assets	-	-	98	-	-	1,612	-	-	-	1,710
Margin deposits	-	-	580	-	-	-	-	-	-	580
Accumulated deferred income taxes - current	596	-	423	-	253	71	-	-		1,343
Other current assets	-	-	-	-	-	74	-	-	(320)	(246)
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Total current asset	4,592	1	20,269	5,552	1,343	6,641	5,275	-	(4,596)	39,077
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Property, plant, & equipment
Property, plant, & equipment	213	-	71	224,795	43	31,641	-	-	-	256,763
Accumulated depreciation	(19)	-	(14)	(11,406)	(1)	(6,388)	-	-	-	(17,828)
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Net property, plant, & equipment	194	-	57	213,389	42	25,253	-	-	-	238,935
Construction work in progress	-	-	-	519	-	-	-	-	-	519
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Total property, plant, & equipment, net	194	-	57	213,908	42	25,253	-	-	-	239,454
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Investment in subsidiary	40,472	-	-	-	-	742	222,995	3,432	(40,472)	227,169
Other assets	-	-	-	-	-	-	-	-	-	-
Operating lease asset	-	-	-	5,904	-	-	-	-	-	5,904
Prepayments	270	-	-	10,244	13	345	-	-	-	10,872
Restricted cash	-	-	-	29,670	-	-	-	-	-	29,670
Regulatory assets - deferred taxes	-	-	-	-	-	-	-	-	-	-
Other deferred charges	595	-	184	3,923	119	-	-	-	-	4,821
Accumulated deferred fuel - asset	-	-	-	-	-	-	-	-	-	-
Accumulated deferred income taxes - non-current	-	-	150	-	984	-	-	-	-	1,134
	_________________________________________________________________________________
Total assets	$ 46,123	$ 1	$ 20,660	$ 269,201	$ 2,501	$ 32,981	$ 228,270	$ 3,432	$ 45,068)	$ 558,101
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	Cleco Midstream Resources	Cleco Business Development	Cleco Marketing & Trading	Cleco Evangeline	Cleco Generation Services	Cleco Energy	Acadia Power Holdings	Perryville Energy Holdings	Total Eliminations	Cleco Midstream Consolidated

Liabilities and equity	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Current liabilities	-	-	-	-	-	-	-	-	-	-
Short term debt	-	-	-	-	-	1,880	-	-	-	1,880
Short term debt intercompany	2,090	-	773	(487)	(272)	5,988	227,751	2,861	(201)	238,503
Long term debt due in 1 year	-	-	-	5,466	-	-	-	-	-	5,466
Accounts payable	300	-	17,448	3,820	518	2,761	-	-	-	24,847
Total AP retainage	-	-	-	6,232	-	-	-	-	-	6,232
Customer payable intercompany	3,508	-	-	2,683	-	318	1,033	140	(4,395)	3,287
Customer deposit	-	-	-	-	-	(7)	-	-	-	(7)
Taxes accrued	(851)	-	1,023	(2,547)	(39)	(279)	(112)	34	-	(2,771)
Interest accrued	-	-	-	6,298	-	-	-	-	-	6,298
Risk management liabilities	-	-	(4)	-	-	-	-	-	-	(4)
Accumulated deferred fuel	-	-	-	-	-	-	-	-	-	-
Accum deferred fed & state income tax - current	-	-	-	668	-	-	-	-	-	668
Other current liabilities	332	-	1,050	-	657	-	-	-	-	2,039
	________________________________________________________________________________
Total current liabilities	5,379	-	20,290	22,133	864	10,661	228,672	3,035	(4,596)	286,438
	________________________________________________________________________________
Deferred credits										-
Accum deferred fed & state income tax - non - current	257	-	-	5,273	-	199	-	-	-	5,729
Accum deferred investment tax credit	-	-	-	-	-	-	-	-	-	-
Regulatory liabilities - deferred taxes	-	-	-	-	-	-	-	-	-	-
Other deferred credits	288	-	297	187	1,514	864	-	-	-	3,150
	________________________________________________________________________________
Total deferred credits	545	-	297	5,460	1,514	1,063	-	-	-	8,879
	________________________________________________________________________________
Long term debt, net	-	-	-	208,762	-	7,361	-	-	-	216,123
	________________________________________________________________________________
Total liabilities	5,924	-	20,587	236,355	2,378	19,085	228,672	3,035	(4,596)	511,440
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Shareholders' equity
Preferred stock	-	-	-	-	-	-	-	-	-	-
Not subject to mandatory redemption	-	-	-	-	-	-	-	-	-	-
Deferred compensation related to preferred stock held by ESOP	-	-	-	-	-	-	-	-	-	-
	________________________________________________________________________________
Total preferred stock	-	-	-	-	-	-	-	-	-	-
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Common shareholders' equity	-	-	-	-	-	-	-	-	-	-
Common stock	-	-	-	-	-	-	-	-	-	-
Premium on Capital Stock	-	-	-	-	-	-	-	-	-	-
Member's equity	21,582	1	-	28,637	-	11,225	1	-	(39,864)	21,582
Long-term debt payable in Company's Common Stock	-	-	-	-	-	-	-	-	-	-
Retained earnings	18,617	-	73	4,209	123	2,671	(403)	397	(608)	25,079
Other comprehensive income	-	-	-	-	-	-	-	-	-	-
Treasury stock	-	-	-	-	-	-		-	-	-
	________________________________________________________________________________
Total common shareholders' equity	40,199	1	73	32,846	123	13,896	(402)	397	(40,472)	46,661
Total shareholders' equity	40,199	1	73	32,846	123	13,896	(402)	397	(40,472)	46,661
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Total liabilities & shareholders' equity	$ 46,123	$ 1	$ 20,660	$ 269,201	$ 2,501	$ 32,981	$ 228,270	$ 3,432	$ (45,068)	$ 558,101
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